Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2020 Financial Results

and Updates Full Year 2020 Financial Guidance

•	Reports record quarterly revenue of $87.5 million

•	Overall revenue grew 24% year-over-year, with organic growth of 19%

•	Raises revenue guidance to $332-$340 million for full year 2020, representing 18%-21% organic growth

•	Completes acquisition of silicone molding and tubing manufacturer Engineered Molding Technology

WALTHAM, Mass. – July 30, 2020 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter of 2020. Provided in this press release are financial highlights for the three- and six- month periods ended June 30, 2020, updates to our financial guidance for the fiscal year 2020 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “I’m pleased to report that the company delivered outstanding financial performance during the second quarter as we continue to focus on keeping all our manufacturing sites fully operational and managing our supply chain and logistics while also prioritizing the health and safety of our employees. During the second quarter, we saw increased demand in all of our product franchises, highlighted by strong growth in Asia and a significant pick up in orders both in the quarter and into the second half of 2020 related to COVID-19 vaccine and therapeutic programs. We finished the quarter by announcing our acquisition of Engineered Molding Technology, which closed in July, to enhance our single-use portfolio. We are confident about the full year outlook for the company and are updating guidance to reflect our expectations for margin expansion and revenue growth in the range of 23%-26%.”.

Financial Highlights for the Second Quarter 2020

•	Revenue increased by 24% year-over-year as reported and 19% organically, to $87.5 million

•	GAAP gross margin increased to 57.9%, and adjusted gross margin (non-GAAP) was 58.2%

•	GAAP fully diluted EPS increased to $0.30 compared to $0.17 for the second quarter of 2019

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.42 compared to $0.33 for the second quarter of 2019

Financial Highlights for the First Half of 2020

•	Revenue increased by 25% year-over-year as reported and 17% organically, to $163.6 million

•	GAAP gross margin increased to 57.9%, and adjusted gross margin (non-GAAP) was 58.3%

•	GAAP fully diluted EPS increased to $0.48 compared to $0.34 for the first half of 2019

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.74 compared to $0.59 for the first half of 2019

Financial Details for the Second Quarter and First Half of 2020

REVENUE

•

Total revenue for the second quarter of 2020 increased to $87.5 million compared to $70.7 million for the second quarter of 2019, a year-over-year gain of 24% as reported and 25% at constant currency, with organic growth of 19%.

•	Total revenue for the first half of 2020 increased to $163.6 million compared to $131.3 million for the first half of 2019, a year-over-year gain of 25% as reported.

GROSS PROFIT and GROSS MARGIN

•	Gross profit (GAAP) for the second quarter of 2020 was $50.6 million, a year-over-year increase of $10.6 million and representing 57.9% gross margin.

•	Adjusted gross profit (non-GAAP) for the second quarter of 2020 was $50.9 million, a year-over-year increase of $9.5 million and representing 58.2% gross margin.

•	Gross profit (GAAP) for the first half of 2020 was $94.7 million, a year-over-year increase of $20.9 million and representing 57.9% gross margin.

•	Adjusted gross profit (non-GAAP) for the first half of 2020 was $95.4 million, a year-over-year increase of $20.1 million and representing 58.3% gross margin.

OPERATING INCOME

•

Operating income (GAAP) for the second quarter of 2020 was $19.5 million compared to $11.1 million for the second quarter of 2019. Adjusted operating income (non-GAAP) for the second quarter of 2020 was $25.5 million, an increase of 27% compared to $20.1 million for the second quarter of 2019.

•

Operating income (GAAP) for the first half of 2020 was $31.4 million compared to $22.2 million for the first half of 2019. Adjusted operating income (non-GAAP) for the first half of 2020 was $43.9 million, an increase of 23% compared to $35.7 million for the first half of 2019.

NET INCOME

•

Net income (GAAP) for the second quarter of 2020 was $15.9 million, an increase of 96% compared to $8.1 million for the second quarter of 2019. Adjusted net income (non-GAAP) for the second quarter of 2020 was $22.5 million, an increase of 39% compared to $16.2 million for the second quarter of 2019.

•

Net income (GAAP) for the first half of 2020 was $25.7 million, an increase of 59% compared to $16.1 million for the first half of 2019. Adjusted net income (non-GAAP) for the first half of 2020 was $39.3 million, an increase of 38% compared to $28.4 million for the first half of 2019.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the second quarter of 2020 increased to $0.30 on a fully diluted basis, compared to $0.17 for the second quarter of 2019. Adjusted EPS (non-GAAP) for the second quarter of 2020 increased to $0.42 on a fully diluted basis, compared to $0.33 for the 2019 period.

•

Earnings per share (GAAP) for the first half of 2020 increased to $0.48 on a fully diluted basis, compared to $0.34 for the first half of 2019. Adjusted EPS (non-GAAP) for the first half of 2020 increased to $0.74 on a fully diluted basis, compared to $0.59 for the first half of 2019.

EBITDA

•

EBITDA, a non-GAAP financial measure, increased to $25.3 million for the second quarter of 2020, compared to $15.2 million for the second quarter of 2019. Adjusted EBITDA for the second quarter of 2020 increased to $27.4 million, compared to $21.7 million for the second quarter of 2019.

•

EBITDA increased to $43.9 million for the first half of 2020, compared to $30.9 million for the first half of 2019. Adjusted EBITDA for the first half of 2020 increased to $48.6 million, compared to $39.2 million for the first half of 2019.

CASH

•	Our cash and cash equivalents at June 30, 2020 were $560.4 million, an increase of $32 million from $528.4 million at December 31, 2019.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2020

Our financial guidance for the fiscal year 2020 is based on expectations for our existing business and includes the financial impact of our acquisition of C Technologies (which closed on May 31, 2019) and Engineered Molding Technology (which closed on July 13, 2020). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2020 GUIDANCE:

•

• Total revenue is projected to be in the range of $332-$340 million, an increase from our previous guidance of $309-$319 million. Our current guidance reflects overall revenue growth of 23%-26%, and organic revenue growth of 18%-21%.

•	Gross margin is expected to be in the range of 56.5%-57.0% on both a GAAP and non-GAAP basis, compared to our previous guidance of 56%-57%.

•

Income from operations is expected to be in the range of $59-$62 million on a GAAP basis, an increase from our previous guidance of $52-$56 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $81-$84 million, an increase from our previous guidance of $72-$76 million.

•

Net income is expected to be in the range of $41-$44 million on a GAAP basis, an increase from our previous guidance of $34.5-$37.5 million. Adjusted (non-GAAP) net income is expected to be in the range of $66-$69 million, an increase from our previous guidance of $58-$61 million. Our current guidance reflects an adjusted tax rate of 18% on adjusted pre-tax income, compared to our previous guidance of 20%.

•

Fully diluted GAAP EPS is expected to be in the range of $0.77-$0.82, an increase from our previous guidance of $0.65-$0.70. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $1.24-$1.29, an increase from our previous guidance of $1.09-$1.14.

Our non-GAAP guidance for the fiscal year 2020 excludes the following items:

•	$5.7 million estimated acquisition and integration expenses; $0.5 million in cost of product revenue, $0.5 million in R&D and $4.7 million in SG&A.

•	Expected inventory step-up charges of $0.2 million related to the acquisition of Engineered Molding Technology.

•	$15.7 million estimated intangible amortization expense; $0.3 million in cost of product revenue and $15.5 million in SG&A.

•	$11.0 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

Our non-GAAP guidance for the fiscal year 2020 includes:

•

An income tax expense of $7.8 million, representing the tax impact of acquisition and integration, inventory step-up, and intangible amortization expenses, as well as non-cash interest expenses related to our convertible debt notes.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, July 30, 2020, at 8:30 a.m. EDT, to discuss second quarter 2020 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 701-1063 for domestic callers or (412) 317-5487 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10146361.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, adjusted selling, general and administrative expense, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Clifton Park, NY; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the C Technologies and Engineered Molding Technology businesses, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic, and the related downturn of the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the C Technologies and Engineered Molding Technology businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$87,432	$70,670	$163,492	$131,282
Royalty and other revenue	30	22	60	44

Total revenue	87,462	70,692	163,552	131,326
Costs and expenses:
Cost of product revenue	36,863	30,708	68,845	57,553
Research and development	4,336	5,231	9,038	8,851
Selling, general and administrative	26,726	23,699	54,226	42,697

	67,925	59,638	132,109	109,101

Income from operations	19,537	11,054	31,443	22,225
Investment income	253	1,005	1,617	1,718
Interest expense	(3,004)	(1,743)	(5,980)	(3,469)
Other income, net	(766)	(697)	(384)	(339)

Income before income taxes	16,020	9,619	26,696	20,135
Income tax provision	159	1,524	1,020	3,987

Net income	$15,861	$8,095	$25,676	$16,148

Earnings per share:
Basic	$0.30	$0.17	$0.49	$0.36

Diluted	$0.30	$0.17	$0.48	$0.34

Weighted average shares outstanding:
Basic	52,381,201	46,367,187	52,259,937	45,174,134

Diluted	53,305,827	49,055,814	53,212,596	47,691,772

	June 30, 2020	December 31, 2019
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$560,364	$528,392
Working capital	642,756	593,515
Total assets	1,442,045	1,400,113
Long-term obligations	297,617	292,032
Accumulated earnings	31,519	5,843
Stockholders’ equity	1,100,027	1,059,768

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP INCOME FROM OPERATIONS	$19,537	$11,054	$31,443	$22,225

ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	2,134	4,822	4,687	6,621
Intangible amortization	3,874	3,051	7,752	5,662
Inventory step-up charges	—	1,169	—	1,169

ADJUSTED INCOME FROM OPERATIONS	$25,545	$20,096	$43,882	$35,677

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET  INCOME

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP NET INCOME	$15,861	$8,095	$25,676	$16,148

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	2,134	5,322	4,687	7,121
Inventory step-up charges	—	1,169	—	1,169
Intangible amortization	3,874	3,051	7,752	5,662
Non-cash interest expense	2,724	1,124	5,415	2,231
Tax effect of non-GAAP charges (1)	(2,085)	(2,610)	(4,262)	(3,961)

ADJUSTED NET INCOME	$22,508	$16,151	$39,268	$28,370

(1)

Effective as of the quarter ended June 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect certain tax effects related to acquisition and integration costs, intangible amortization and non-cash interest expense. Accordingly, the non-GAAP financial measures for the three months ended June 30, 2019 have been updated to be consistent with the methodology used to calculate such measures for the current period.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP NET INCOME PER SHARE - DILUTED	$0.30	$0.17	$0.48	$0.34

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.04	0.11	0.09	0.15
Inventory step-up charges	—	0.02	—	0.02
Intangible amortization	0.07	0.06	0.15	0.12
Non-cash interest expense	0.05	0.02	0.10	0.05
Tax effect of non-GAAP charges(1)	(0.04)	(0.05)	(0.08)	(0.09)

ADJUSTED NET INCOME PER SHARE - DILUTED	0.42	$0.33	$0.74	$0.59

Totals may not add due to rounding.

(1)

Effective as of the quarter ended June 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect certain tax effects related to acquisition and integration costs, intangible amortization and non-cash interest expense. Accordingly, the non-GAAP financial measures for the three months ended June 30, 2019 have been updated to be consistent with the methodology used to calculate such measures for the current period.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP NET INCOME	$15,861	$8,095	$25,676	$16,148

ADJUSTMENTS:
Investment Income	(253)	(1,005)	(1,617)	(1,718)
Interest Expense	3,004	1,743	5,980	3,469
Tax Provision	159	1,524	1,020	3,987
Depreciation	2,578	1,762	5,063	3,337
Amortization(1)	3,902	3,079	7,807	5,716

EBITDA	25,251	15,198	43,929	30,939

OTHER ADJUSTMENTS:
Acquisition and integration costs	2,134	5,322	4,687	7,121
Inventory step-up charges	—	1,169	—	1,169

ADJUSTED EBITDA	$27,385	$21,689	$48,616	$39,229

(1)	Includes amortization of milestone payments in accordance with GAAP of $27 for the three months ended June 30, 2020 and 2019 and $55 for the six months ended June 30, 2020 and 2019.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED)  COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP COST OF SALES	$36,863	$30,708	$68,845	$57,553

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(185)	(133)	(465)	(151)
Inventory step-up charges	—	(1,169)	—	(1,169)
Intangible amortization	(127)	(130)	(254)	(264)

ADJUSTED COST OF SALES	$36,551	$29,276	$68,126	$55,969

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED)  R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP R&D	$4,336	$5,231	$9,038	$8,851

ADJUSTMENT TO R&D:
Acquisition and integration costs	(189)	(100)	(471)	(127)

ADJUSTED R&D	$4,147	$5,131	$8,567	$8,724

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED)  SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP SG&A EXPENSE	$26,726	$23,699	$54,226	$42,697

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,760)	(4,590)	(3,750)	(6,343)
Intangible amortization	(3,747)	(2,921)	(7,498)	(5,398)

ADJUSTED SG&A EXPENSE	$21,219	$16,188	$42,977	$30,956

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED  (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME	$41,000	$44,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	5,706	5,706
Anticipated pre-tax amortization of acquisition-related intangible assets	15,733	15,733
Inventory step-up costs	233	233
Non-cash interest expense	10,963	10,963
Tax effect of non-GAAP charges	(7,790)	(7,790)
Guidance rounding adjustment	155	155

GUIDANCE ON ADJUSTED NET INCOME	$66,000	$69,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2020
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$0.77	$0.82
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.11	$0.11
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.29	$0.29
Inventory step-up costs	$0.00	$0.00
Non-cash interest expense	$0.21	$0.21
Tax effect of non-GAAP charges	($0.15)	($0.15)
Guidance rounding adjustment	$0.00	$0.00

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.24	$1.29

Totals may not add due to rounding.

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